PARSONS LAW FIRM

    ATTORNEYS AT LAW

       2070 SKYLINE TOWER

10900 NE 4TH STREET.

            BELLEVUE, WASHINGTON   98004

    (425) 451-8036    FAX (425) 451-8568

James B. Parsons*                                                                        *Also admitted in Oregon and

jparsons@parsonslaw.biz                                                                                                the Northern Mariana Islands

June 22, 2004

Board of Directors

International Sports and Media Group, Inc.

San Diego, California

Dear Gentlemen:

In my capacity as counsel for International Sports and Media Group, Inc. (the "Company"), I have participated in the corporate proceedings relative to the registration by the Company of a maximum of 30,392,095shares of common stock as set out and described in the Company's Registration Statement on Form SB-2 under the Securities Act of 1933 (the "Registration Statement"). I have also participated in the preparation of the Registration Statement.

Based upon the foregoing and upon my examination of originals (or copies certified to our satisfaction) of such corporate records of the Company and other documents as I have deemed necessary as a basis for the opinions hereinafter expressed, and assuming the accuracy and completeness of all information supplied me by the Company, having regard for the legal considerations which I deem relevant, I opine that:

(1) The Company is a corporation duly organized and validly existing under the laws of the State of Nevada;

(2) The Company has taken all requisite corporate action and all action required with respect to the authorization, issuance and sale of common stock issued pursuant to the Registration Statement;

(3) The maximum of 30,276,457 shares of common stock, when distributed pursuant to the Registration Statement, will be validly issued, fully paid and nonassessable.

I hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the references to my firm in the Registration Statement.

Yours very truly,

PARSONS LAW FIRM

/s/ James B. Parsons

James B. Parsons